CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 29, 2022, relating to the financial statements and financial highlights of NexPoint Funds II comprising NexPoint Climate Tech Fund for the year ended September 30, 2022, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

January 27, 2023

COHEN & COMPANY, LTD.

800.229.1099 | 866.818.4535 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board